Saga Communications, Inc.
Reports 1st Quarter 2005 Results

Contact:
Samuel D. Bush
313/886-7070

Grosse Pointe Farms, MI – May 3, 2005 – Saga Communications, Inc. (NYSE-SGA) today reported net operating revenue increased 9.1% over the comparable period in 2004 to approximately $31.8 million, operating income increased 1.9% to approximately $5.4 million and net income was approximately $2.2 million ($.10 per fully diluted share) for the quarter ended March 31, 2005 compared to $2.5 million ($.12 per fully diluted share) for the comparable period in 2004. For the same period, station operating expense increased 11.3% to approximately $24.7 million (station operating expense includes depreciation and amortization attributable to the stations). On a same station basis for the quarter, net operating revenue increased 2.9% to approximately $29.8 million, operating income increased 1.5% to $5.3 million and station operating expense increased 3.3% to $22.8 million.

Capital expenditures in the first quarter of 2005 were approximately $4.3 million of which approximately $1.7 million was routine capital expenditures and $2.6 million resulted from other activities including $628 thousand as a result of acquisitions which included $428 thousand on the expansion and renovation of our Columbus, OH studio facilities due to the purchase of WJZA-FM and WJZK-FM and $200 thousand on the completion of our tower project to move WINQ-FM into the Keene, NH market where we already operate 2 AM’s and 2 FM’s. Saga’s Des Moines, IA studio site that was previously leased was purchased for $1.1 million eliminating future lease expense and our DTV and related television projects continued with approximately $907 thousand being spent during the quarter.

The attached Selected Supplemental Financial Data table discloses “as reported,” “same station” and “pro forma” information by segment. The “as reported” amounts reflect our historical financial results and include the results of operations for stations that we did not own for the entire comparable period. The “same station” amounts reflect only the results of operations for stations that we owned for the entire comparable period. The

“pro forma” amounts assume the 2005 and 2004 acquisitions and dispositions occurred as of January 1, 2004.

Saga Communications utilizes certain financial measures that are not calculated in accordance with generally accepted accounting principles (GAAP) to assess its financial performance. Such non-GAAP measures include same station financial information and free cash flow. These non-GAAP measures are generally recognized by the broadcasting industry as measures of performance and are used by Saga to assess its financial performance including but not limited to evaluating individual station and market-level performance, evaluating overall operations and as a primary measure for incentive based compensation of executives and other members of management. Saga’s management believes these non-GAAP measures are used by analysts who report on the industry and by investors to provide meaningful comparisons between broadcasting groups, as well as an indicator of their market value. These measures are not measures of liquidity or of performance in accordance with GAAP, and should be viewed as a supplement to and not as a substitute for the results of operations presented on a GAAP basis including net operating revenue, operating income, and net income. Reconciliations for all of the non-GAAP financial measures to the most directly comparable GAAP measure are attached in the Selected Financial Data Non-GAAP Disclosures tables.

Saga Communications, Inc. is a broadcasting company whose business is devoted to acquiring, developing and operating broadcast properties. The company owns or operates broadcast properties in 25 markets, including 55 FM and 27 AM radio stations, 3 state radio networks, 2 farm radio networks, 5 television stations and 4 low-power television stations. As previously disclosed, Saga has entered into an agreement to acquire an FM station serving the Asheville, NC radio market, and an agreement to acquire 2 FM stations and 2 AM stations serving the Ithaca, NY radio market. For additional information, contact us at (313) 886-7070 or visit our website at www.sagacommunications.com.

Saga’s first quarter 2005 results conference call will be on Tuesday, May 3 at 2:00 PM. The dial in number for domestic calls is 888/273-9885. For international callers the number is 612/332-0802. The call can be replayed for 7 days by calling domestically 800/475-6701 or internationally 320/365-3844 and referring to access code 728081. Thereafter, a transcript of the call will be available on our website.

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “believes,” “expects,” “anticipates,” “guidance” and similar expressions are intended to identify forward-looking statements. Key risks, including risks associated with Saga’s ability to effectively integrate the stations it acquires and the impact of federal regulation on Saga’s business, are described in the reports Saga Communications, Inc. periodically files with the U.S. Securities and Exchange Commission. Readers should note that these statements may be impacted by several factors, including national and local economic changes and changes in the radio and television broadcast industry in general, as well as Saga’s actual performance. Results may vary from those stated herein and Saga undertakes no obligation to update the information contained here.

Saga Communications, Inc.
Selected Consolidated Financial Data
For The Three Month Periods
Ended March 31, 2005 and 2004
(amounts in 000’s except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2005	2004
Operating Results
Net operating revenue	$31,830	$29,173
Station operating expense	24,698	22,185
Corporate general and administrative	1,778	1,732

Operating income	5,354	5,256
Interest expense	1,623	1,095
Other expense, net	67	8

Income before income tax	3,664	4,153
Income tax expense	1,499	1,622

Net income	2,165	$2,531

Earnings per share:
Basic	$.10	$.12

Diluted	$.10	$.12

Weighted average common shares	20,631	20,809
Weighted average common shares and common equivalent	20,941	21,281

Free Cash Flow
Net income	2,165	$2,531
Plus: Depreciation and amortization:
Station	2,095	1,667
Corporate	50	49
Deferred tax provision	561	665
Less: Capital expenditures	(4,267)	(2,531)

Free cash flow	$604	$2,381

Balance Sheet Data
Working capital	$17,141	$24,048
Net fixed assets	71,268	63,418
Net intangible and other assets	196,568	164,094
Total assets	302,243	265,835
Long term debt (including current portion of $1,061 and $18, respectively)	140,911	121,178
Stockholders’ equity	118,665	109,508

Saga Communications, Inc.
Selected Supplemental Financial Data
For the Three Months Ended
March 31, 2005 and 2004
(amounts in 000’s except per share data)
(Unaudited)

	As-Reported		Same Station		Pro Forma (1)
	Three Months Ended		Three Months Ended		Three Months Ended
	March 31,		March 31,		March 31,
	2005	2004	2005	2004	2005	2004
Consolidated
Net operating revenue	$31,830	$29,173	$29,844	$29,003	$31,830	$31,003
Station operating expense	24,698	22,185	22,812	22,093	24,698	23,741
Corporate general and administrative	1,778	1,732	1,778	1,732	1,778	1,732

Operating income	5,354	5,256	5,254	5,178	5,354	5,530
Interest expense	1,623	1,095			1,623	1,296
Other expense, net	67	8			67	8
Income tax expense	1,499	1,622			1,499	1,656

Net income	$2,165	$2,531			$2,165	$2,570

Earnings per share:
Basic	$0.10	$0.12			$0.10	$0.12

Diluted	$0.10	$0.12			$0.10	$0.12

	As-Reported		Same Station		Pro Forma (1)
	Three Months Ended		Three Months Ended		Three Months Ended
	March 31,		March 31,		March 31,
	2005	2004	2005	2004	2005	2004
Radio Segment
Net operating revenue	$28,372	$26,019	$26,386	$25,849	$28,372	$27,849
Station operating expense	21,409	19,149	19,523	19,057	21,409	20,705

Operating income	$6,963	$6,870	$6,863	$6,792	$6,963	$7,144

	As-Reported		Same Station		Pro Forma (1)
	Three Months Ended		Three Months Ended		Three Months Ended
	March 31,		March 31,		March 31,
	2005	2004	2005	2004	2005	2004
Television Segment
Net operating revenue	$3,458	$3,154	$3,458	$3,154	$3,458	$3,154
Station operating expense	3,289	3,036	3,289	3,036	3,289	3,036

Operating income	$169	$118	$169	$118	$169	$118

	As-Reported		Same Station		Pro Forma (1)
	Three Months Ended		Three Months Ended		Three Months Ended
	March 31,		March 31,		March 31,
	2005	2004	2005	2004	2005	2004
Depreciation and amortization by segment
Radio Segment	$1,653	$1,252	$1,310	$1,252	$1,653	$1,611
Television Segment	442	415	442	415	442	415
Corporate and Other	50	49	50	49	50	49

	$2,145	$1,716	$1,802	$1,716	$2,145	$2,075

(1) Pro Forma results assume all acquisitions and dispositions in 2004 and 2005 occurred as of January 1, 2004.

Saga Communications, Inc.
Selected Supplemental Financial Data
Quarterly Proforma Information
March 31, 2005 and 2004
(amounts in 000’s except per share data)
(Unaudited)

	Pro Forma (1)		Pro Forma (1)	Pro Forma (1)	Pro Forma (1)
	Three Months Ended		Three Months Ended	Three Months Ended	Three Months Ended
	March 31,		June 30,	September 30,	December 31,
	2005	2004	2004	2004	2004
Consolidated
Net operating revenue	31,830	$31,003	$36,306	$35,362	$37,318
Station operating expense	24,698	23,741	24,805	24,866	25,885
Corporate general and administrative	1,778	1,732	2,279	1,927	2,405

Operating income	5,354	5,530	9,222	8,569	9,028
Interest expense	1,623	1,296	1,286	1,237	1,507
Other (income) expense, net	67	8	65	210	(251)
Income tax expense	1,499	1,656	3,069	2,780	3,553

Net income	$2,165	$2,570	$4,802	$4,342	$4,219

Earnings per share:
Basic	$0.10	$0.12	$0.23	$0.21	$0.20

Diluted	$0.10	$0.12	$0.23	$0.21	$0.20

	Pro Forma (1)		Pro Forma (1)	Pro Forma (1)	Pro Forma (1)
	Three Months Ended		Three Months Ended	Three Months Ended	Three Months Ended
	March 31,		June 30,	September 30,	December 31,
	2005	2004	2004	2004	2004
Radio Segment
Net operating revenue	$28,372	$27,849	$32,541	$31,716	$33,430
Station operating expense	21,409	20,705	21,541	21,641	22,549

Operating income	$6,963	$7,144	$11,000	$10,075	$10,881

	Pro Forma (1)		Pro Forma (1)	Pro Forma (1)	Pro Forma (1)
	Three Months Ended		Three Months Ended	Three Months Ended	Three Months Ended
	March 31,		June 30,	September 30,	December 31,
	2005	2004	2004	2004	2004
Television Segment
Net operating revenue	$3,458	$3,154	$3,765	$3,646	$3,888
Station operating expense	3,289	3,036	3,264	3,225	3,336

Operating income	$169	$118	$501	$421	$552

	Pro Forma (1)		Pro Forma (1)	Pro Forma (1)	Pro Forma (1)
	Three Months Ended		Three Months Ended	Three Months Ended	Three Months Ended
	March 31,		June 30,	September 30,	December 31,
	2005	2004	2004	2004	2004
Depreciation and amortization by segment
Radio Segment	$1,653	$1,611	$1,643	$1,647	$1,709
Television Segment	442	415	426	422	454
Corporate and Other	50	49	50	49	50

	$2,145	$2,075	$2,119	$2,118	$2,213

(1) Pro Forma results assume all acquisitions and dispositions in 2004 and 2005 occurred as of January 1, 2004.

Saga Communications, Inc.
Selected Financial Data Non-GAAP Disclosures
For the Three Months Ended
March 31, 2005 and 2004
(Unaudited)

Reconciliation of As Reported (historical) information to Same Station Operating Income

		Adjustment			Adjustment
	As-Reported	For Acquisitions	Same Station	As-Reported	For Acquisitions	Same Station
	Three Months	and Dispositions	Three Months	Three Months	and Dispositions	Three Months
	Ended	Not Included in	Ended	Ended	Not Included in	Ended
	March 31,	Entire Comparable	March 31,	March 31,	Entire Comparable	March 31,
	2005	Period	2005	2004	Period	2004
Consolidated
Net operating revenue	$31,830	($1,986)	$29,844	$29,173	($170)	$29,003
Station operating expense	24,698	(1,886)	22,812	22,185	(92)	22,093
Corporate general and administrative	1,778	—	1,778	1,732	—	1,732

Operating income	$5,354	($100)	$5,254	$5,256	($78)	$5,178

		Adjustment			Adjustment
	As-Reported	For Acquisitions	Same Station	As-Reported	For Acquisitions	Same Station
	Three Months	and Dispositions	Three Months	Three Months	and Dispositions	Three Months
	Ended	Not Included in	Ended	Ended	Not Included in	Ended
	March 31,	Entire Comparable	March 31,	March 31,	Entire Comparable	March 31,
	2005	Period	2005	2004	Period	2004
Radio Segment
Net operating revenue	$28,372	($1,986)	$26,386	$26,019	($170)	$25,849
Station operating expense	21,409	(1,886)	19,523	19,149	(92)	19,057

Operating income	$6,963	($100)	$6,863	$6,870	( $78)	$6,792

		Adjustment			Adjustment
	As-Reported	For Acquisitions	Same Station	As-Reported	For Acquisitions	Same Station
	Three Months	and Dispositions	Three Months	Three Months	and Dispositions	Three Months
	Ended	Not Included in	Ended	Ended	Not Included in	Ended
	March 31,	Entire Comparable	March 31,	March 31,	Entire Comparable	March 31,
	2005	Period	2005	2004	Period	2004
Television Segment
Net operating revenue	$3,458	$0	$3,458	$3,154	$0	$3,154
Station operating expense	3,289	0	3,289	3,036	0	3,036

Operating income	$169	$0	$169	$118	$0	$118